UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
February 9, 2010

ANNALY CAPITAL MANAGEMENT, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-13447	22-3479661

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1211 Avenue of the Americas
Suite 2902
New York, New York	10036

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 696-0100

No Change

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

          Underwriting Agreement - Public Offering of Convertible Senior Notes

          On February 9, 2010, Annaly Capital Management, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Credit Suisse Securities (USA) LLC as the sole underwriter (the “Underwriter”) to issue and sell $500 million aggregate principal amount of 4.00% Convertible Senior Notes due 2015 in a public offering pursuant to a Registration Statement on Form S-3 (Registration No. 333- 164783) (the “Registration Statement”) and a related prospectus, including the related prospectus supplement, filed with the Securities and Exchange Commission. Pursuant to the Underwriting Agreement, the Company granted the Underwriters an option to purchase up to an additional $75.0 million aggregate principal amount of notes solely to cover over-allotments. The Underwriting Agreement is attached hereto as Exhibit 1.1.

          Indenture

          The notes were issued pursuant to an indenture, dated as of February 12, 2010, between the Company and Wells Fargo Bank, National Association, as trustee (the “Base Indenture”), and a supplemental indenture thereto dated as of February 12, 2010 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). Terms of the Indenture are described in the section entitled “Description of Notes” of the prospectus supplement, dated February 9, 2010, 2010, filed with the Securities and Exchange Commission by the Company on February 10, 2010 pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the “Prospectus Supplement”), which is incorporated herein by reference.

          The notes bear interest at a rate of 4.00% per year on the principal amount, accruing from February 12, 2010. Interest is payable semiannually in arrears on February 15 and August 15 of each year, beginning on August 15, 2010. The notes will mature on February 15, 2015 unless previously repurchased or converted in accordance with their terms prior to such date.

          Noteholders may convert each of their notes at the applicable conversion rate at any time prior to the close of business on the second scheduled trading day immediately preceding the stated maturity date (excluding such maturity date). If noteholders elect to convert notes in connection with certain corporate transactions that occur prior to maturity of the notes, the noteholders may be entitled to receive additional shares of Company common stock based on a premium over the principal amount of the notes being converted in addition to the shares such noteholders are otherwise entitled to receive upon conversion. Noteholders will not receive any cash payment or additional shares representing accrued and unpaid interest upon conversion of a note, except in limited circumstances. Instead, interest will be deemed paid by the delivery of shares of Company common stock to noteholders upon conversion.

          The initial conversion rate for the notes is 46.6070 shares of Company common stock per $1,000 principal amount of notes, equivalent to a conversion price of $21.456 per share, subject to adjustment upon the occurrence of certain events.

          At any time, the Company may, at its option, cause the notes, in whole or in part, to be automatically converted into shares of its common stock. The Company may exercise this right only if the Daily VWAP (as defined in the Prospectus Supplement) of its common stock exceeds 130% of the applicable conversion price for at least 10 trading days in a period of 15 consecutive trading days. If the Company requires the notes to be converted, noteholders will be entitled to receive a “coupon make-whole” equal to the dollar amount of the remaining scheduled payments of interest that would have been made on the notes to be converted had such notes remained outstanding from the conversion date until maturity. Any coupon make-whole is payable in additional shares of Company common stock.

          The ability of a noteholder to convert the notes into Company common stock is restricted by the Company’s charter. Among other things, the charter provides that, subject to certain exceptions, no person may beneficially own shares of Company common stock in excess of 9.8% in value or number of the Company’s outstanding common stock. This limitation is intended to help the Company protect its qualification as a REIT. The Indenture provides that, notwithstanding any other provision of the Indenture or notes, no noteholder will be entitled to convert such notes to the extent that receipt of shares of Company common stock would violate the 9.8% limit on share ownership contained in the Company’s charter.

          Upon a fundamental change, as defined in the Prospectus Supplement, noteholders may require the Company to repurchase all or a portion of their notes at a price equal to 100% of the principal amount of the notes to be purchased plus any accrued and unpaid interest up to, but excluding, the repurchase date. The Company will pay for all notes so repurchased with shares of Company common stock using a price per share equal to the average Daily VWAP of the Company common stock for the 20 consecutive trading days ending on the trading day immediately prior to the occurrence of the fundamental change.

          The notes will be the Company’s general unsecured obligations and will rank senior in right of payment to any of the Company’s future indebtedness that is expressly subordinated in right of payment to the notes and equally in right of payment with all of the Company’s existing and future indebtedness and liabilities that are not so subordinated. However, the notes will be effectively subordinated to any of the Company’s secured indebtedness, which includes the Company’s repurchase agreements, to the extent of the value of the assets securing such indebtedness, and will be effectively subordinated to all liabilities of the Company’s subsidiaries.

          If there is an event of default under the notes (as described in the Prospectus Supplement) the principal amount of the notes, plus accrued and unpaid interest, may be declared immediately due and payable. These amounts automatically become due and payable if an event of default relating to certain events of bankruptcy, insolvency or reorganization or certain events related to the repurchase of the notes upon a fundamental change, our liquidation or dissolution or the delisting of our Common Stock occurs. The following events are considered “Events of Default:”

•

the Company’s failure to comply with its obligation to convert the notes in accordance with the Indenture upon exercise of a noteholder’s conversion right and the default continues for a period of 3 business days after there has been given a Notice of Default under the Indenture;

•

the Company’s failure to comply with its obligation to deliver any shares of Company common stock required to be delivered to a noteholder entitled to receive the change of control make-whole or the coupon make-whole, as described in the Prospectus Supplement, or any other premium required pursuant to the terms of the first supplement indenture;

•	the Company’s failure to give a fundamental change notice when due;

•

a fundamental change occurs and a noteholder, upon exercising its right to require us to purchase any or all of such noteholder’s notes, or any portion thereof (as described in the Prospectus Supplement), is not entitled on the Fundamental Change Repurchase Date to receive at least the same amount and form of consideration per share of common stock as was received by the existing holders of Company common stock receiving the highest consideration in connection with such fundamental change;

•	the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company; and

•

the Company’s common stock (or other capital stock into which the notes are then convertible pursuant to the terms of the first supplemental indenture) ceases to be listed on the New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (or their respective successors).

          The summary of the notes is qualified in its entirety by reference to the text of the Prospectus Supplement, Base Indenture, the Supplemental Indenture and related global note. The Base Indenture, the Supplemental Indenture and the form of related global note are included as Exhibits 4.1, 4.2 and 4.3, respectively, hereto and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

          The information set forth above under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 8.01. Other Events

          On February 9, 2010, the Company issued a press release announcing the pricing of its public offering of $500.0 million in aggregate principal amount of its 4% convertible senior notes due 2015. The Company granted the underwriter of the notes a thirty-day option to purchase up to an additional $75.0 million aggregate principal amount of the notes solely to cover over-allotments. This transaction closed on February 12, 2010. The Company’s press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits:

1.1	Underwriting Agreement, dated February 9, 2010, between the Company and Credit Suisse Securities (USA) LLC.

4.1	Indenture, dated as of February 12, 2010, between the Company and Wells Fargo Bank, National Association.

4.2	Supplemental Indenture, dated as of February 12, 2010, between the Company and Wells Fargo Bank, National Association.

4.3	Form of 4.00% Convertible Senior Note due 2015 (included in Exhibit 4.2 hereto).

99.1	Press Release, dated February 9, 2010 issued by the Company

99.2	Opinion of K&L Gates LLP, relating to the validity of the Shares and validity of the Notes.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Annaly Capital Management, Inc.

	By:	/s/ Kathryn Fagan

Name: Kathryn Fagan
Title: Chief Financial Officer

Date: February 12, 2010